Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure for Citi Personal Wealth Management July 2019

2	CitiFirst Offerings Brochure | July 2019

Introduction to CitiFirst Investments	3

CitiFirst Performance Investments

Single Observation ELKS® Based on the Common Stock of Amazon.com, Inc.	4

Autocallable Contingent Coupon Equity Linked Securities Linked to Morgan Stanley	6

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Alphabet Inc. and Facebook, Inc.	8

Barrier Securities with Upside Reset Feature Linked to the SPDR® S&P 500® ETF Trust	10

Market-Linked Notes Linked to the iSTOXX® Global Economic Growth Select 50 Index	12

Buffer Securities Linked to the SPDR® Dow Jones® Industrial AverageSM ETF Trust	14

Buffer Securities Linked to the SPDR® S&P 500® ETF Trust	16

Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust	18

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the EURO STOXX 50® Index and the S&P 500 ® Index	20

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust and the Invesco QQQ TrustSM, Series 1	22

Autocallable Contingent Coupon Equity Linked Securities Linked to Alibaba Group Holding Ltd	24

General Overview of Investments	26

Important Information for the Monthly Offerings	27

Overview of Key Benefits and Risks of CitiFirst Investments	28

Additional Considerations	29

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | July 2019 3 Introduction to CitiFirst Investments CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity: CitiFirst Protection CitiFirst Performance CitiFirst Opportunity Full principal amount due at maturity Payment due at maturity may be less Payment due at maturity may be zero than the principal amount Investments provide for the full principal Investments provide for a payment due Investments provide for a payment at amount to be due at maturity, subject at maturity, subject to the credit risk maturity, subject to the credit risk of to the credit risk of the issuer, and are of the issuer, that may be less than the the issuer, that may be zero and are for for investors who place a priority on the principal amount and in some cases may investors who are willing to take full preservation of principal while looking for be zero, and are for investors who are market risk in return for either leveraged a way to potentially outperform cash or seeking the potential for current income principal appreciation at a predetermined traditional fixed income investments and/or growth, in addition to partial or rate or access to a unique underlying contingent downside protection strategy The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering. CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube: Equities Commodities Currencies Rates Alternative Investments For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows: Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4 CitiFirst Offerings Brochure | July 2019 Single Observation ELKS® Based on the Common Stock of Amazon.com, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of common stock of Amazon.com, Inc. (Nasdaq symbol: “AMZN”) (the “underlying share issuer”) Stated principal amount: $5,000 per security Pricing date: July 22, 2019 Issue date: July 25, 2019 Valuation date: July 22, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: July 27, 2020 Coupon: 7.00% to 7.50% per annum. The actual coupon rate will be determined on the pricing date. Coupon payment dates: The 27th of each month, commencing August 27, 2019 and ending on the maturity date Payment at maturity: For each $5,000 security you hold at maturity, you will be entitled to receive the final coupon payment plus: If a downside event occurs: a number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) If a downside event does not occur: $5,000 in cash If a downside event occurs, you will not receive the stated principal amount of your securities at maturity and, instead, will receive underlying shares (or, in our sole discretion, cash based on the value thereof) expected to be worth less than 80.00% of the stated principal amount and may be worth nothing. Although you are expected to be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation of the underlying shares over the term of the securities. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. Downside event: A downside event will occur if the final share price is less than the downside threshold price Downside threshold price: $ , 80.00% of the initial share price Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Equity ratio: , the stated principal amount divided by the initial share price Listing: The securities will not be listed on any securities exchange CUSIP: 17324XRG7 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 5 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately one year A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | July 2019 Autocallable Contingent Coupon Equity Linked Securities Linked to Morgan Stanley Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Morgan Stanley Stated principal amount: $1,000 per security Pricing date: July 24, 2019 Issue date: July 29, 2019 Valuation dates: October 24, 2019, January 24, 2020, April 24, 2020, July 24, 2020, October 26, 2020 and January 25, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, January 28, 2021 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.75% to 2.00% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 7.00% to 8.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): If the final underlying value is greater than or equal to the final barrier value: $1,000 If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Coupon barrier value: $ , 78.00% of the initial underlying value For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 7 Final barrier value: $ , 78.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: Each valuation date beginning in October 2019 and ending in October 2020 CUSIP: 17324XQW3 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately 1.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | July 2019 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Alphabet Inc. and Facebook, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** Alphabet Inc $ $ $ Facebook, Inc. $ $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 70.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: July 24, 2019 Issue date: July 29, 2019 Valuation dates: October 24, 2019, January 24, 2020, April 24, 2020 and July 24, 2020 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, July 29, 2020 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.00% to 2.25% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 8.00% to 9.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 9 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: Each valuation date beginning in October 2019 and ending in April 2020 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that underlying: valuation date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17324XPZ7 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately one year A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | July 2019 Barrier Securities with Upside Reset Feature Linked to the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: SPDR® S&P 500® ETF Trust Stated principal amount: $1,000 per security Pricing date: July 25, 2019 Issue date: July 30, 2019 Valuation date: July 25, 2024, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: July 30, 2024 Payment at maturity: You will receive at maturity for each security you then hold: If the final underlying value is greater than the upside barrier value: $1,000 + the return amount If the final underlying value is less than or equal to the upside barrier value but greater than or equal to the downside barrier value: $1,000 If the final underlying value is less than the downside barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the downside barrier value, you will receive underlying shares (or, in our sole discretion, cash) worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Return amount: $1,000 x the underlying upside return Upside barrier value: If a reset event has not occurred: the initial underlying value If a reset event has occurred: the reset barrier value Equity ratio: , the stated principal amount divided by the initial underlying value Initial underlying value: $ , the closing value of the underlying on the pricing date Reset barrier value: $ , 85% of the initial underlying value Downside barrier value: $ , 70% to 75% of the initial underlying value (to be determined on the pricing date) Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Final underlying value: The closing value of the underlying on the valuation date Reset event: A reset event will occur if, on any scheduled trading day during the observation period, the closing value of the underlying is less than the reset barrier value Observation period: The period from but excluding the pricing date to and including July 25, 2021 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 11 Underlying upside return: (i) The final underlying value minus the upside barrier value, divided by (ii) the initial underlying value CUSIP: 17324XRB8 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | July 2019 Market-Linked Notes Linked to the iSTOXX® Global Economic Growth Select 50 Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: The iSTOXX® Global Economic Growth Select 50 Index (ticker symbol: “SXGEGSP”) Stated principal amount: $1,000 per note Pricing date: July 26, 2019 Issue date: July 31, 2019 Valuation date: January 27, 2023, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: February 1, 2023 Payment at maturity: For each $1,000 stated principal amount note you hold at maturity, you will receive an amount in cash determined as follows: If the final index level is greater than the initial index level: $1,000 + ($1,000 x the index return x the upside participation rate) If the final index level is less than or equal to the initial index level: $1,000 + ($1,000 x the index return), subject to the maximum loss at maturity If the final index level depreciates from the initial index level, you will be exposed to that depreciation up to the maximum loss at maturity. You should not invest in the notes unless you are willing and able to bear the risk of losing up to the maximum loss at maturity. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Maximum loss at maturity: $50 per note (5% of the stated principal amount) Index return: (i) The final index level minus the initial index level, divided by (ii) the initial index level Upside participation rate: 100% to 110%. The actual upside participation rate will be determined on the pricing date. Listing: The notes will not be listed on any securities exchange CUSIP: 17327TNH5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 13 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A holding period of approximately 3.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | July 2019 Buffer Securities Linked to the SPDR® Dow Jones® Industrial AverageSM ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: The SPDR® Dow Jones® Industrial AverageSM ETF Trust Stated principal amount: $1,000 per security Pricing date: July 25, 2019 Issue date: July 30, 2019 Valuation date: July 25, 2024, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: July 30, 2024 Payment at maturity: You will receive at maturity for each security you then hold: If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the return amount, subject to the maximum return at maturity If the final underlying value is less than the initial underlying value but greater than or equal to the final buffer value: $1,000 If the final underlying value is less than the final buffer value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) + the cash buffer If the final underlying value is less than the final buffer value, you will receive underlying shares (or, in our sole discretion, cash) and a cash buffer at maturity that together will be worth less than the stated principal amount of your securities at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Equity ratio: , the stated principal amount divided by the initial underlying value Return amount: $1,000 x the underlying return x the upside participation rate Upside participation rate: 100.00% Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $500.00 and $550.00 per security (50.00% to 55.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity. Final buffer value: $ , 80.00% of the initial underlying value Buffer percentage: 20.00% Cash buffer: $200.00 in cash per security (equal to the stated principal amount multiplied by the buffer percentage) Listing: The securities will not be listed on any securities exchange CUSIP: 17324XRH5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 15 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | July 2019 Buffer Securities Linked to the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: The SPDR® S&P 500® ETF Trust Stated principal amount: $1,000 per security Pricing date: July 29, 2019 Issue date: August 1, 2019 Valuation date: January 31, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: February 3, 2022 Payment at maturity: You will receive at maturity for each security you then hold: If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the return amount, subject to the maximum return at maturity If the final underlying value is less than the initial underlying value but greater than or equal to the final buffer value: $1,000 If the final underlying value is less than the final buffer value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) + the cash buffer If the final underlying value is less than the final buffer value, you will receive underlying shares (or, in our sole discretion, cash) and a cash buffer at maturity that together will be worth less than the stated principal amount of your securities at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Equity ratio: , the stated principal amount divided by the initial underlying value Return amount: $1,000 x the underlying return x the upside participation rate Upside participation rate: 120.00% Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $200.00 and $220.00 per security (20.00% to 22.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity. Final buffer value: $ , 90.00% of the initial underlying value Buffer percentage: 10.00% Cash buffer: $100 in cash per security (equal to the stated principal amount multiplied by the buffer percentage) Listing: The securities will not be listed on any securities exchange CUSIP: 17324XQH6 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 17 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately 2.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | July 2019 Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: SPDR® S&P 500® ETF Trust Stated principal amount: $1,000 per security Pricing date: July 29, 2019 Issue date: August 1, 2019 Valuation date: January 31, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: February 3, 2022 Payment at maturity: You will receive at maturity for each security you then hold: If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the return amount, subject to the maximum return at maturity If the final underlying value is less than the initial underlying value but greater than or equal to the final barrier value: $1,000 + the absolute return amount If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Upside return amount: $1,000 x the underlying return x the upside participation rate Upside participation rate: 100% Absolute return amount: $1,000 x the absolute value of the underlying return Equity ratio: , the stated principal amount divided by the initial underlying value Underlying return: (i) The final underlying value minus the upside barrier value, divided by (ii) the initial underlying value Final barrier value: $ , 80% of the initial underlying value Maximum upside return: The maximum upside return will be determined on the pricing date and will be equal to $200 to $220 per security (20% to 22% of the stated principal amount). Listing: The securities will not be listed on any securities exchange CUSIP: 17324XQQ6 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 19 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately 2.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | July 2019 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the EURO STOXX 50® Index and the S&P 500® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier value** Final barrier value** Underlying value* EURO STOXX 50® Index S&P 500® Index * For each underlying, its closing value on the pricing date ** For each underlying, 75.00% of its initial underlying value Stated principal amount: $1,000 per security Pricing date: July 30, 2019 Issue date: August 2, 2019 Valuation dates: October 30, 2019, January 30, 2020, April 30, 2020, July 30, 2020, October 30, 2020, February 1, 2021, April 30, 2021, July 30, 2021, November 1, 2021, January 31, 2022, May 2, 2022, August 1, 2022, October 31, 2022, January 30, 2023, May 2, 2023, July 31, 2023, October 30, 2023, January 30, 2024, April 30, 2024 and July 30, 2024 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 2, 2024 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.50% to 1.625% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 6.00% to 6.50% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 21 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: $1,000 + ($1,000 x the underlying return of the worst performing underlying on the final valuation date) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: Each valuation date beginning in July 2020 and ending in April 2024 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17327TXB7 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22 CitiFirst Offerings Brochure | July 2019 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust and the Invesco QQQ TrustSM, Series 1 Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity ratio*** Underlying value* value** value** SPDR® S&P 500® ETF $ $ $ Trust Invesco QQQ TrustSM, $ $ $ Series 1 * For each underlying, its closing value on the pricing date ** For each underlying, 80.00% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: July 30, 2019 Issue date: August 2, 2019 Valuation dates: October 30, 2019, January 30, 2020, April 30, 2020, July 30, 2020, October 30, 2020, February 1, 2021, April 30, 2021 and July 30, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 4, 2021 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.50% to1.625% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 6.00% to 6.50% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 23 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: Each valuation date beginning in July 2020 and ending in April 2021 Final underlying value: For each underlying, its closing value on the final valuation date Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that valuation underlying: date Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value CUSIP: 17324XQN3 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately two years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | July 2019 Autocallable Contingent Coupon Equity Linked Securities Linked to Alibaba Group Holding Ltd Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Alibaba Group Holding Ltd Stated principal amount: $1,000 per security Pricing date: July 30, 2019 Issue date: August 2, 2019 Valuation dates: October 30, 2019, January 30, 2020, April 30, 2020 and July 30, 2020 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 4, 2020 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.00% to 2.25% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 8.00% to 9.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): If the final underlying value is greater than or equal to the final barrier value: $1,000 If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Coupon barrier value: $ , 75.00% of the initial underlying value For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2019 25 Final barrier value: $ , 75.00% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below. Potential autocall dates: Each valuation date beginning in October 2019 and ending in April 2020 CUSIP: 17324XQX1 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately one year A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | July 2019 General Overview of Investments CitiFirst Protection Investments Investments Maturity Risk Profile* Return* Contingent Full principal If the underlying never crosses either an upside or downside threshold, the return on the Absolute Return 1-2 Years amount due at investment equals the absolute value of the return of the underlying. Otherwise, the return MLDs/Notes maturity equals zero Contingent Upside Full principal If the underlying crosses an upside threshold, the return on the investment equals an interest Participation 1-5 Years amount due at payment paid at maturity. Otherwise, the return equals the greater of the return of the MLDs/Notes maturity underlying and zero Full principal If the underlying ever crosses an upside threshold during a coupon period, the return for the Minimum Coupon 3-5 Years amount due at coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals Notes maturity the greater of the return of the underlying during the coupon period and the minimum coupon Market-Linked Notes/ Full principal The return on the investment equals the greater of the return of the underlying multiplied by Deposits & Safety First 3-7 Years amount due at a participation rate and zero; the maximum return is capped Trust Certificates maturity CitiFirst Performance Investments Investments Maturity Risk Profile* Return* Payment at A fixed coupon is paid regardless of the performance of the underlying. If the underlying 6-13 maturity may never crosses a downside threshold, the return on the investment equals the coupons paid. ELKS® Months be less than the Otherwise, the return equals the sum of the coupons paid and the return of the underlying at principal amount maturity If the return of the underlying is positive at maturity, the return on the investment equals Payment at the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maturity may maximum return on the notes. If the return of the underlying is either zero or negative by Buffer Notes 1-5 Years be less than the an amount lesser than the buffer amount, the investor receives the stated principal amount. principal amount Otherwise, the return on the investment equals the return of the underlying plus the buffer amount If the underlying is equal to or greater than a threshold (such as its initial value) on any Payment at call date, the note is called and the return on the investment equals a fixed premium. If the maturity may CoBas/PACERSSM 1-5 Years be less than the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Other-principal amount wise, the return equals zero If the return of the underlying is positive at maturity, the return on the investment equals Payment at the return of the underlying multiplied by a participation rate (some versions are subject to a maturity may LASERSSM 1-5 Years be less than the maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the principal amount underlying, which will be negative. Otherwise, the return equals zero CitiFirst Opportunity Investments Investments Maturity Risk Profile* Return* Payment at If the underlying is above its initial level at maturity, the return on the investment equals the Upturn Notes 1-2 Years maturity may be lesser of the return of the underlying multiplied by a participation rate and the maximum zero return on the notes. Otherwise, the return equals the return of the underlying Payment at If the underlying is equal to or above its initial level at maturity, the return on the investment Fixed Upside 1-2 Years maturity may be equals a predetermined fixed amount. Otherwise, the return equals the Return Notes zero return of the underlying Payment at The return on the investment equals the return of a unique index created by Citi Strategic Market 3-4 Years maturity may be Access Notes zero *All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | July 2019 27 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

28 CitiFirst Offerings Brochure | July 2019 Overview of Key Benefits and Risks of CitiFirst Investments Benefits due on these investments, including any of the underlying asset or index and, principal due at maturity and therefore therefore, the value of the investment. Investors can access investments linked to investors are subject to the credit risk of Further, any research, opinion or a variety of underlying assets or indices, the applicable issuer. recommendation expressed within such such as domestic and foreign indices, research reports may not be consistent exchange-traded funds, commodities, Secondary Market – There may be little with purchasing, holding or selling the foreign-exchange, interest rates, equities, or no secondary market for a particular investment. or a combination thereof. investment. If the applicable offering document(s) so specifies, the issuer may The United States Federal Income Structured investments can offer unique apply to list an investment on a securities Tax Consequences of Structured risk/return profiles to match investment exchange, but it is not possible to predict Investments are Uncertain – No objectives, such as the amount of whether any investment will meet the statutory, judicial or administrative principal due at maturity, periodic income, listing requirements of that particular authority directly addresses the and enhanced returns. exchange, or if listed, whether any characterization of structured secondary market will exist. investments for U.S. federal income tax purposes. The tax treatment of a Risks Resale Value of a CitiFirst Structured structured investment may be very Investment May be Lower than Your different than that of its underlying The risks below are not intended to be Initial Investment – Due to, among other asset. As a result, significant aspects an exhaustive list of the risks associated things, the changes in the price of and of the U.S. federal income tax with a particular CitiFirst Structured dividend yield on the underlying asset, consequences and treatment of an Investment offering. Before you invest in interest rates, the earnings performance investment are not certain. The offering any CitiFirst Structured Investment you of the issuer of the underlying asset, document(s) for each structured should thoroughly review the particular the applicable issuer of the CitiFirst investment contains tax conclusions investment’s offering document(s) and Structured Investment’s perceived and discussions about the expected related material(s) for a comprehensive creditworthiness, the investment may U.S. federal income tax consequences description of the risks and considerations trade, if at all, at prices below its initial and treatment of the related structured associated with the particular investment. issue price and an investor could receive investment. However, no ruling is being substantially less than the amount of his/ requested from the Internal Revenue Potential for Loss her original investment upon any resale of Service with respect to any structured The terms of certain investments the investment. investment and no assurance can be provide that the full principal given that the Internal Revenue Service amount is due at maturity, subject Volatility of the Underlying Asset or will agree with the tax conclusions and to the applicable issuer’s credit Index – Depending on the investment, treatment expressed within the offering risk. However, if an investor sells the amount you receive at maturity document(s) of a particular structured or redeems such investment prior to could depend on the price or value of investment. Citigroup Inc., its affiliates, maturity, the investor may receive the underlying asset or index during the and employees do not provide tax or an amount less than his/her original term of the trade as well as where the legal advice. Investors should consult investment. price or value of the underlying asset or with their own professional advisor(s) The terms of certain investments index is at maturity; thus, the volatility on such matters before investing in any provide that the payment due at of the underlying asset or index, which structured investment. maturity could be significantly less is the term used to describe the size and than the full principal amount and, frequency of market fluctuations in the Fees and Conflicts – The issuer of for certain investments, could be price or value of the underlying asset or a structured investment and its zero. In these cases, an investor may index, may result in an investor receiving affiliates may play a variety of roles receive an amount significantly less an amount less than he/she would in connection with the investment, than his/her original investment and otherwise receive. including acting as calculation agent may receive nothing at maturity of and hedging the issuer’s obligations the investment. Potential for Lower Comparable Yield – under the investment. In performing The effective yield on any investment may these duties, the economic interests Appreciation May Be Limited – be less than that which would be payable of the affiliates of the issuer may be Depending on the investment, an on a conventional fixed-rate debt security adverse to the interest of the investor. investor’s appreciation may be limited of the same issuer with comparable by a maximum amount payable or by the maturity. extent to which the return reflects the performance of the underlying asset or Affiliate Research Reports and index. Commentary – Affiliates of the particular issuer may publish research reports or Issuer Credit Risk – All payments on otherwise express opinions or provide CitiFirst Structured Investments are recommendations from time to time dependent on the applicable issuer’s or regarding the underlying asset or index guarantor’s ability to pay all amounts which may influence the price or value

CitiFirst Offerings Brochure | July 2019 29 Additional Considerations Please note that the information contained sell shares or debentures (whether as principal (a) a corporation (which is not an accredited in this brochure is current as of the date or agent); (2) to “professional investors” within investor) the sole business of which is to hold indicated and is not intended to be a complete the meaning of the Securities and Futures investments and the entire share capital of description of the terms, risks and benefits Ordinance (Cap. 571) of Hong Kong (the “SFO”) which is owned by one or more individuals, associated with any particular structured and any rules made under the SFO; or (3) in each of whom is an accredited investor, or investment. Therefore, all of the information other circumstances which do not result in the set forth herein is qualified in its entirety by document being a “prospectus” as defined in (b) a trust (other than a trust the trustee the more detailed information provided in the the Companies Ordinance (Cap. 32) of Hong of which is an accredited investor) whose offering documents(s) and related material for Kong (the “CO”) or which do not constitute an sole purpose is to hold investments and the respective structured investment. offer to the public within the meaning of the of which each beneficiary is an individual CO. who is an accredited investor, should note The structured investments discussed within that securities of that corporation or the this brochure are not suitable for all investors. There is no advertisement, invitation or beneficiaries’ rights and interest in that trust Prospective investors should evaluate their document relating to structured investments, may not be transferred for 6 months after financial objectives and tolerance for risk prior which is directed at, or the contents of which that corporation or that trust has acquired the to investing in any structured investment. are likely to be accessed or read by, the public structured investments under Section 275 of in Hong Kong (except if permitted to do so the Securities and Futures Act pursuant to an Tax Disclosure under the laws of Hong Kong) other than with offer made in reliance on an exemption under respect to structured investments which are or Section 275 of the Securities and Futures Act Citigroup Inc., its affiliates and are intended to be disposed of only to persons unless: employees do not provide tax or legal outside Hong Kong or only to the persons or in advice. To the extent that this brochure the circumstances described in the preceding (i) the transfer is made only to institutional or any offering document(s) concerns paragraph. investors, or relevant persons as defined in Section 275(2) of that Act, or arises from tax matters, it is not intended to be WARNING TO INVESTORS IN SINGAPORE an offer referred to in Section 275(1A) of used and cannot be used by a taxpayer ONLY: This document has not been registered that Act (in the case of a corporation) or in for the purpose of avoiding penalties as a prospectus with the Monetary Authority accordance with Section 276(4)(i)(B) of that that may be imposed by law. Any such of Singapore under the Securities and Futures Act (in the case of a trust); taxpayer should seek advice based on Act, Chapter 289 of the Singapore Statutes the taxpayer’s particular circumstances (the Securities and Futures Act). Accordingly, (ii) no consideration is or will be given for the from an independent tax advisor. neither this document nor any other document transfer; or or material in connection with the offer or sale, ERISA and IRA Purchases Prohibited or invitation for subscription or purchase, of (iii) the transfer is by operation of law. the structured investments may be circulated Employee benefit plans subject to ERISA, or distributed, nor may the structured retirement accounts (including Keogh, SEP investments be offered or sold, or be made and SIMPLE plans, individual retirement the subject of an invitation for subscription accounts and individual retirement annuities) or purchase, whether directly or indirectly, and entities the assets of which are deemed to the public or any member of the public in to constitute the assets of such plans are not Singapore other than in circumstances where permitted to purchase structured investments. the registration of a prospectus is not required and thus only (1) to an institutional investor or Distribution Limitations and Considerations other person falling within section 274 of the Securities and Futures Act, (2) to a relevant This document may not be distributed in any person (as defined in section 275 of the jurisdiction where it is unlawful to do so. The Securities and Futures Act) or to any person investments described in this document may pursuant to section 275(1A) of the Securities not be marketed, or sold or be available for and Futures Act and in accordance with the offer or sale in any jurisdiction outside of the conditions specified in section 275 of that Act, U.S., unless permitted under applicable law and or (3) pursuant to, and in accordance with the in accordance with the offering documents and conditions of, any other applicable provision related materials. In particular: of the Securities and Futures Act. No person receiving a copy of this document may treat WARNING TO INVESTORS IN HONG KONG the same as constituting any invitation to ONLY: The contents of this document have not him/her, unless in the relevant territory such been reviewed by any regulatory authority in an invitation could be lawfully made to him/ Hong Kong. Investors are advised to exercise her without compliance with any registration caution in relation to the offer. If Investors are or other legal requirements or where such in any doubt about any of the contents of this registration or other legal requirements have document, they should obtain independent been complied with. Each of the following professional advice. relevant persons specified in Section 275 of the Securities and Futures Act who has This offer is not being made in Hong Kong, subscribed for or purchased structured by means of any document, other than (1) to investments, namely a person who is: persons whose ordinary business it is to buy or

30 CitiFirst Offerings Brochure | July 2019 Notes

CitiFirst Offerings Brochure | July 2019 31 Notes

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